UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 10, 2017

United States Steel Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-16811	25-1897152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Pittsburgh, PA	15219-2800
(Address of principal executive offices)	(Zip Code)

(412) 433-1121

(Registrant's telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)       As previously disclosed, Suzanne R. Folsom has announced her intention to resign from her position as General Counsel, Chief Compliance Officer & Senior Vice President – Government Affairs of the Company, effective December 29, 2017. In connection with Ms. Folsom’s announcement, the Company and Ms. Folsom have entered into a Separation Agreement and General Release (the “Agreement”). Under the terms of the Agreement, Ms. Folsom shall generally be entitled to compensation consistent with her prior compensation arrangements until her resignation. Ms. Folsom will also be eligible to receive payment for accrued and unused vacation time and will be eligible to receive accrued and vested benefits under certain of the Company’s retirement plans.

In addition, in recognition of her service to the Company and provided that Ms. Folsom timely signs and does not timely revoke the General Release (as described below), (i) Ms. Folsom will receive pro-rata vesting of various outstanding annually-granted performance awards, restricted stock unit grants and stock option awards, calculated in each case as of the date of her resignation, (ii) the Company will treat as fully vested 10,000 restricted stock units that otherwise would not be vested as of her resignation, (iii) the Company will pay Ms. Folsom $1,260,000 in 12 installments beginning on the first regular payroll date following the effective date of the General Release, (iv) the Company will pay Ms. Folsom $50,000 in lieu of reimbursement for executive outplacement services, (v) Ms. Folsom will remain eligible to receive tax preparation services for the 2017 tax year consistent with those historically provided and (vi) if Ms. Folsom elects to continue her healthcare coverage (including family coverage) under the COBRA continuation provisions of the Company’s group health plans, the Company will reimburse her for a period of up to 18 months for the cost of such coverage, provided no reimbursement will be made for COBRA continuation coverage after the date that Ms. Folsom becomes eligible for group health coverage provided by another employer.

Pursuant to the Agreement, Ms. Folsom will execute a customary General Release of claims she may have against the Company and has agreed: (i) generally not to directly or indirectly compete with the Company for a period of 12 months, (ii) to cooperate and assist the Company with respect to relevant matters about which she has personal knowledge or which were within the purview of her job responsibilities at the Company (iii) not to solicit the Company’s employees and other relevant agents for a two year period (one year with respect to individuals Ms. Folsom personally recruited), (iv) not to disclose the Company’s confidential information and trade secrets and (v) not to disparage the Company, its products, services and relevant agents.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which will be filed with the Company’s Form 10-K for the year ended December 31, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By:	/s/ Kevin P. Bradley
Kevin P. Bradley
Executive Vice President & Chief Financial Officer

Dated: November 16, 2017